                                                                    Exhibit 10.3


THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.


                    REPLACEMENT CONVERTIBLE PROMISSORY NOTE

                                   $2,200,000

                              September 16, 1999


     FOR VALUE RECEIVED, MEI Software Systems, Inc. (the "Maker"), a Delaware corporation, hereby promises to pay to the order of E2Enet, Inc. (together with its successors or assigns, the "Holder" or "E2E"), a Delaware corporation, at its principal place of business at 800 Connecticut Ave., N.W., Suite 1111, Washington, DC 20006, or at such other place as the Holder may from time to time designate, the principal sum of Two Million Two Hundred Thousand Dollars ($2,200,000.00), or so much thereof as has been advanced to the Maker by the Holder hereunder from time to time and remains unpaid, plus interest on the unpaid principal amount hereof from time to time at the rate of ten percent (10.0%) per annum, as set forth herein.

     1.   Repayment.  The unpaid principal amount of this Note, together with
          ---------
interest thereon at the rate provided above, shall be payable on the earlier of
(a) the date of any written demand on the Maker made by the Holder in the event of any Default (as defined in Section 7) and (b) August 26, 2000.

     2.   Computation of Interest.  Interest on the unpaid principal amount of
          -----------------------
this Note shall accrue and be computed on a daily basis, assuming a year of 360 days consisting of 12 months each of 30 days, from and including August 26, 1999 until the date of payment of all amounts due hereunder (or conversion of such amounts into Series D Preferred Stock, as defined below).

     3.   Method and Application of Payment.  All payments under this Note shall
          ---------------------------------
be made by wire transfer of immediately available funds to the Holder at such bank account as the Holder has most recently specified in writing to the Maker. Whenever any date for payment under this Note shall fall on any day that is not a business day, the payment due on such date shall be made on the next succeeding business day.

     4.   Prepayment.  The Maker may not prepay this Note in whole or in part at
          ----------
any time without the written consent of the Holder.

     5.   General.  This Note is issued in accordance with and is subject to
          -------
Loan Agreement, dated as of the date hereof by and between the Maker and the Holder (the "Loan Agreement") and replaces a Convertible Promissory Note dated August 26, 1999 issued by the Maker to the Holder.

     6.   Conversion.
          ----------

          (a)  Terms for Conversion.
               --------------------

               (1) Holder, MEI Merger Company, Inc. and Maker have entered into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"). If Holder fails to consummate the Merger (as such term is defined in the Merger Agreement) on or before November 30, 1999 (or, if the Holder so elects in accordance with Section 1.6(a) of the Merger Agreement, such later date to which such consummation may be extended) or such later date approved by the Maker, amounts outstanding under this Note will (unless there exists any material breach of any representation or warranty
      ------
     by the Company set forth on Exhibit A of the Loan Agreement or a breach of
                                 ------- -
     any covenant of the Maker in the Loan Agreement which the Maker has not cured within 15 days following written notice from Holder (any such breach of said representations, warranties or covenants is hereinafter referred to as a "Loan Agreement Breach"), upon the Maker's option exercised on or before March 31, 2000, convert into that number of fully paid and nonassessable shares of the Maker's newly authorized Series D Convertible Preferred Stock, par value $.10 (the "Series D Preferred Stock"), as equals the unpaid principal amount plus accrued and unpaid interest due hereunder divided by $1.06 per share (the "Conversion Price"), and (ii) this Note shall thereafter evidence only the right to receive such shares, which shall be issued in the name of the Holder upon surrender of this Note duly endorsed at the office of the Maker.

               (2) Notwithstanding paragraph (1) above, no amount due under this Note shall convert into Series D Preferred Stock if on the date set for such conversion there exists any Loan Agreement Breach, unless the Holder elects in its discretion, at any time after such Loan Agreement Breach and prior to maturity, to convert all of such outstanding amounts into Series D Preferred Stock under the terms previously stated. If this Note does not convert in accordance with the terms of this Section 6, there will be no conversion of this Note to equity of the Maker unless Maker and Holder agree in writing.

               (3) The Series D Preferred Stock shall have substantially similar rights and privileges as the Maker's issued and outstanding Preferred Stock; provided, however, that in addition to having such substantially similar rights, the Series D Preferred Stock shall specifically have the following rights, preferences and privileges:
     (a) the right to appoint Robert J. Smith, or such other person reasonably acceptable to Maker, as a director on the Maker's board, (b) a liquidation preference of $1.06 per share (as adjusted for stock splits, stock dividends and the like) plus, in the case of each share, an amount equal to all Accruing Dividends (as such term is defined in the Certificate of Amendment to the Certificate of Incorporation of MEI Software Systems, Inc. dated December 28, 1998, as filed with the Office of the Secretary of State for the State of Delaware (the "Certificate of Amendment")) attributable to the Series D Preferred, (c) an Accruing Dividend in the amount of $.0636 per share and (d) a right to convert into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series D Convertible Preferred Stock so to be converted by $1.06 and (ii) dividing the result by the Conversion Price (as such conversion price shall be adjusted from time to time in accordance with adjustment terms that are identical to the Preferred Stock as described in the Certificate of Amendment.

          (b)  Mechanics of Conversion.
               -----------------------

               (1) To convert this Note into shares of Series D Preferred Stock, the Holder shall surrender this Note duly endorsed, at the office of the Maker, together with written notice of the Holder's election to convert the same and the name or names in which the certificate or certificates for shares of Series D Preferred Stock are to be issued. The Maker shall, within one business day after receipt of such notice, issue and deliver to the Holder, or to its nominee(s), a certificate or certificates for the aggregate number of shares of Series D Preferred Stock issuable pursuant to such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Series D Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Series D Preferred Stock as of such date.

          (c) Stock Split, Combination.  While this Note is outstanding, the
              ------------------------
Maker will not effect a subdivision of its outstanding Common Stock or Preferred Stock.

          (d) Mergers; Consolidations; Recapitalizations; Sale of Assets.  While
              ----------------------------------------------------------
this Note is outstanding, the Maker will not merge or consolidate with or into another corporation or entity (other than to the Holder or any affiliate of the Holder), or effect the sale, conveyance or other disposition of all or substantially all of its assets.

          (e) No Fractional Shares.  No fractional shares shall be issued upon
              --------------------
conversion of this Note and the number of shares of Series D Preferred Stock to be issued hereunder shall be rounded up to the nearest whole share.

          (f) Securities Act of 1933.  Upon conversion of this Note, the Holder
              ----------------------
may be required to execute and deliver to the Maker an instrument, in form reasonably satisfactory to the Maker, representing that the shares of Series D Preferred Stock issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

     7.   Default.
          -------

          (a) Events of Default.  The occurrence and continuation of any of the
              -----------------
following events or circumstances shall constitute a"Default" hereunder:

               (1) the Maker fails to pay when due any principal of or interest on any of its indebtedness (other than under this Note) exceeding $50,000 and such failure shall continue beyond the grace period, if any, applicable thereto; or a default occurs under any agreement or instrument evidencing or under which the Maker has outstanding at the time any such indebtedness and such default continues beyond the grace period, if any, applicable thereto, if such default has resulted in the acceleration of, or the maturity of, such indebtedness;

               (2) any material representation or warranty made by the Maker in the Loan Agreement or the Merger Agreement or in any certificate, document or financial or other statement delivered by or on behalf of the Maker in accordance with the Loan Agreement, the Merger Agreement or this Note proves to have been incorrect in any material respect when made;

               (3) the Maker fails to comply with or perform any material agreement or covenant set forth in the Loan Agreement, the Merger Agreement or this Note and does not cure such failure within 15 days following written notice from Holder;

               (4) any filing with or consent or approval of any governmental authority necessary for authorization of the Series D Preferred Stock fails to be effected or given or is withdrawn or ceases to remain in full force and effect;

               (5) the Loan Agreement or this Note at any time for any reason ceases to be in full force and effect, or is declared to be void, or the validity or enforceability of the Loan Agreement, the Merger Agreement or this Note or any financing statement is at any time repudiated or contested by the Maker;

               (6) any financing statement relating to the indebtedness evidenced by this Note ceases to be in full force and effect, or is declared to be void, or ceases to provide the respective liens, rights, titles, remedies, powers, or privileges intended to be created thereby;

               (7) The Maker (i) applies for, or consents to the appointment of, a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or winding up, admits in writing that it is unable to pay its debts as they become due or generally fails to pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or arrangement with creditors or to take advantage of any bankruptcy or insolvency laws or other laws providing any relief from indebtedness, or (v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency or other similar proceeding where such action or failure to act will result in a determination of bankruptcy, winding up or insolvency against it;

               (8) without its application, approval or consent, a proceeding is instituted in any court or tribunal of competent jurisdiction or by or before any government or governmental agency of competent jurisdiction, seeking in respect of the Maker, adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of indebtedness, the appointment of a trustee, receiver, liquidator or the like of it or of all or any substantial part of its property or assets, or other like relief in respect of it under any bankruptcy, reorganization, insolvency or other similar law providing any kind of relief from indebtedness; or

               (9) any final judgment or judgments for the payment of money in an aggregate amount in excess of $100,000 is rendered against the Maker and such judgment or judgments is not satisfied, discharged or appealed with a stay of execution within 10 days of entry.

          (b) Certain Remedies.  Upon the occurrence of a Default, (i) the
              ----------------
obligations of the Holder under the Loan Agreement to make further advances to the Maker hereunder shall automatically terminate and (ii) unless waived in writing by the Holder, all amounts unpaid hereunder, together with interest accrued thereon, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Maker hereby expressly waives.

     8.   No Rights as Shareholder.  Nothing contained in this Note shall be
          ------------------------
construed as conferring upon the Holder or its transferees, prior to the conversion of the amounts due under this Note into shares of Series D Preferred Stock, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker.

     9.   No Impairment.   The Maker will not, by amendment of its charter or
          -------------
through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

     10.  Note Register.
          -------------

          (a) Note Register.  The Maker shall keep at its principal executive
              -------------
office a register in which, at its expense the Maker shall provide for the registration and transfer of this Note.

          (b) Surrender.  Whenever this Note shall be surrendered at the
              ---------
principal executive office of the Maker for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Maker duly executed by the Holder or its attorney duly authorized in writing, the Maker shall execute and deliver in exchange therefor a new Note, in the same aggregate unpaid principal amount and payable on the same terms as the Note so surrendered; each such new Note shall be dated as of the date hereof, shall be in the principal amount hereof, and shall be registered in such name or names as the Holder may designate in writing.

          (c) Lost Note.  Upon receipt by the Maker of evidence reasonably
              ---------
satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation), the Maker will make and deliver to the Holder in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date hereof.

     11.  Termination of Merger Agreement.  If the Merger Agreement is
          --------------------------------
terminated by the Maker in accordance with its terms (the date of such termination being referred to as the "Termination Date"), on the 120th day after the Termination Date (provided that such day is a business day and, if it is not, then on the next business day) all amounts outstanding hereunder (including, without limitation, all principal and accrued but not paid interest) shall, at the Maker's election exercised within 15 days of the Termination Date, unless there exists any Loan Agreement Breach, either automatically convert to Series D Preferred Stock in accordance with the terms hereof or become immediately due and payable.

     12.  General.
          -------

          (a) Successors and Assigns.  This Note, and the obligations and rights
              ----------------------
of the Maker hereunder, shall be binding upon and inure to the benefit of the Maker, the Holder and their respective successors and assigns.

          (b) Changes.  Changes in or additions to this Note may be made or
              -------
compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only upon written consent of the Maker and the Holder.

          (c) Currency.  All payments shall be made in such coin or currency of
              --------
the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

          (d) Notices.  All notices, requests, consents and demands shall be
              -------
made in writing and shall be mailed postage prepaid, or delivered by hand or facsimile, to the Maker or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other:


     If to the Holder:   E2Enet, Inc.
                         800 Connecticut Ave., N.W.
                         Suite 1111
                         Washington, DC 20006
                         Facsimile: (202) 261-6030
                         Attention: President

     If to the Maker:    MEI Software Systems, Inc.
                         11720 Sunrise Valley Drive
                         Reston, Virginia 20190
                         Facsimile: (703) 620-4858
                         Attention: President

          (e) Saturdays, Sundays, Holidays.  If any date specified in this Note
              ----------------------------
as a date for any action under this Note, including the making of any payment of principal or interest under this Note or for conversion of this Note into Series D Preferred Stock, shall fall on a Saturday, Sunday or on a day which in the Commonwealth of Virginia shall be a legal holiday, then the date for the taking of such action shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

          (f) Governing Law.  Except to the extent that mandatory provisions of
              -------------
other law apply, this Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to choice of law principles.

          (g) Waivers.  The Maker hereby waives diligence, demand, presentment,
              -------
notice of nonpayment and protest, and assents to extensions of the time of payment or forbearance or other indulgence without notice.

          (h) Expenses.   In the event of default in any payment due hereunder
              --------
and the placing of this Note in the hands of an attorney or other agent for collection, the Maker agrees to pay all costs and expenses, including reasonable attorneys' fees, related to the collection of all or any part of amounts due under this Note.

          (i) Delay in Exercise of Right.   No delay or omission on the part of
              --------------------------
the Holder in exercising any right hereunder shall operate as a waiver of any right under this Note.



                       [Signature on the following page]

      IN WITNESS WHEREOF, the Maker has caused this Replacement Convertible Promissory Note to be executed by its duly authorized officer this 16th day of September, 1999.



                         MEI SOFTWARE SYSTEMS, INC.



                         By:  /s/ Henry S. Firey
                            ----------------------------
                            Name: Henry S. Firey
                            Title: President